Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-96609 of MEDTOX Scientific, Inc. (the Company) on Form S-1 of our report dated February 22, 2002 (July 15, 2002 as to Note 1 and the second paragraph of Note 8) relating to the consolidated financial statements of the Company, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
July 31, 2002